Exhibit 5.1

Florida Power Corporation

d/b/a Progress Energy Florida, Inc.

299 First Avenue North

St. Petersburg, Florida 33701

November 20, 2012

Florida Power Corporation

d/b/a Progress Energy Florida, Inc.

299 First Avenue North

St. Petersburg, Florida 33701

Re: Registration Statement on Form S-3 (No. 333-179835-01)

Ladies and Gentlemen:

I am the Associate General Counsel of Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the above-referenced Registration Statement on Form S-3 (Registration Statement No. 333-179835-01 (the “Registration Statement”)), as amended, filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, $250,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 0.65% Series due 2015 and $400,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 3.85% Series due 2042 (collectively, the “Bonds”). The Bonds have been issued under an Indenture, dated as of January 1, 1944, with The Bank of New York Mellon, as successor Trustee (the “Trustee”), as heretofore supplemented and as further supplemented by the Fifty-first Supplemental Indenture dated as of November 1, 2012 (collectively, the “Mortgage”).

In connection with the foregoing, I have examined the (i) Registration Statement, (ii) the Mortgage, (iii) the Bylaws of the Company, (iv) resolutions of the Company with respect to the subject transactions, (v) a good standing certificate of the Company issued by the Secretary of State of the State of Florida on November 20, 2012 and (vi) the Articles of Incorporation of the Company. It is noted that neither the Mortgage nor the form of each of the Bonds contains a provision specifying the law by which it is to be governed. For purposes of the opinion below, I have assumed that the Mortgage and the Bonds will be governed by the laws of the State of Florida exclusively.

For purposes of the opinions expressed below, I have assumed (i) the authenticity of all documents submitted to me as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

Florida Power Corporation

d/b/a Progress Energy Florida, Inc.

November 20, 2012

As to factual matters, I have relied upon representations included in the Mortgage, upon certificates of officers of the Company, and upon certificates of public officials.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(i)	the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and

(ii)	I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Bonds have been duly authorized and executed by the Company, and that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Mortgage, the Bonds will constitute valid and binding obligations of the Company entitled to the benefits of the Mortgage and enforceable against the Company in accordance with their terms.

I do not express an opinion on any laws other than those of the State of Florida. The opinion expressed in this letter speaks only as of its date, and nothing should be interpreted or construed to express or imply any opinion concerning the effect of any future events or actions.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to my name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Florida Power Corporation

d/b/a Progress Energy Florida, Inc.

November 20, 2012

Very truly yours,

/s/ Kristen B. Parker

Kristen B. Parker Associate General Counsel